EAST WEST 925
                             (A  TENANCY-IN-COMMON)

                              FINANCIAL  STATEMENTS

     INDEPENDENT  AUDITORS'  REPORT






The  Owners
East  West  925:

We have audited the accompanying statement of income and changes in owners' equity, and cash flows for the three months ended March 31, 2000. These financial statements are the responsibility of the owner's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1 to the financial statements, East West 925 was terminated on March 31, 2000, as the aircraft equipment in the Tenancy-in-Common had been sold.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of its operations and cash flows of East West 925 for the three months ended March 31, 2000 in conformity with accounting principles generally accepted in the United States of America.



/s/  KPMG LLP

SAN  FRANCISCO,  CALIFORNIA
March  2,  2001


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                                  EAST WEST 925
                              (A TENANCY-IN-COMMON)
                               STATEMENT OF INCOME
    FOR THE PERIOD FROM JANUARY 1, 2000 THROUGH MARCH 31, 2000 (DISSOLUTION)
                            (in thousands of dollars)



                                        2000
REVENUES
Interest and other income . . . . . .  $    1
Net gain on disposition of equipment.   2,861
                                       ------
  Total revenues. . . . . . . . . . .   2,862
                                       ------
EXPENSES

Depreciation expense. . . . . . . . .     150
Repairs and maintenance . . . . . . .      65
Insurance expense . . . . . . . . . .       9
Administrative expenses to affiliates       4
Administrative expenses and other . .      29
                                       ------
  Total expenses. . . . . . . . . . .     257
                                       ------
      Net income. . . . . . . . . . .  $2,605
                                       ======
























                 See accompanying notes to financial statements.

                                  EAST WEST 925
                              (A TENANCY-IN-COMMON)
                     STATEMENT OF CHANGES IN OWNERS' EQUITY
    FOR THE PERIOD FROM JANUARY 1, 2000 THROUGH MARCH 31, 2000 (DISSOLUTION)
                            (in thousands of dollars)







 Owners' equity at December 31, 1999 (unaudited)      739

Net income . . . . . . . . . . . . . . . . . . .    2,605

Dividends paid . . . . . . . . . . . . . . . . .   (3,344)
                                                  --------
  Owners' equity at March 31, 2000 . . . . . . .  $    --
                                                  ========





































                 See accompanying notes to financial statements.

                                  EAST WEST 925
                              (A TENANCY-IN-COMMON)
                             STATEMENT OF CASH FLOWS
    FOR THE PERIOD FROM JANUARY 1, 2000 THROUGH MARCH 31, 2000 (DISSOLUTION)
                            (in thousands of dollars)



                                                             2000

OPERATING ACTIVITIES
Net income. . . . . . . . . . . . . . . . . . . . . . . .  $ 2,605
Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
  Depreciation. . . . . . . . . . . . . . . . . . . . . .      150
  Net gain on disposition of equipment. . . . . . . . . .   (2,861)
  Changes in operating assets and liabilities:
    Prepaid expenses. . . . . . . . . . . . . . . . . . .        2
    Accounts payable and accrued expenses . . . . . . . .      (91)
                                                           --------
      Net cash used in operating activities . . . . . . .     (195)
                                                           --------
INVESTING ACTIVITIES

Proceeds from disposition of aircraft . . . . . . . . . .    3,539
                                                           --------
      Net cash provided by investing activities . . . . .    3,539
                                                           --------
FINANCING ACTIVITIES

Dividends paid. . . . . . . . . . . . . . . . . . . . . .   (3,344)
                                                           --------
      Net cash used in financing activities . . . . . . .   (3,344)
                                                           --------
Net increase in cash and cash equivalents . . . . . . . .       --
Cash and cash equivalents at beginning of year. . . . . .       --
                                                           ========
Cash and cash equivalents at March 31, 2000 (dissolution)  $    --
                                                           ========













                 See accompanying notes to financial statements.

                                  EAST WEST 925
                              (A TENANCY-IN-COMMON)
                          NOTES TO FINANCIAL STATEMENTS
     MARCH  31,  2000

1.     Summary  of  Significant  Accounting  Policies
       ----------------------------------------------

     Organization
     ------------

     In December 1988, a Tenancy-In-Common Agreement was entered into between PLM Equipment Growth Fund (EGF), a California limited partnership and PLM, Equipment Growth Fund II (EGFII), a California limited partnership (collectively the Partnerships). The tenancy-in-common (TIC) was entered into for the purpose of purchasing a Boeing 737 aircraft. The TIC was owned 50% by EGF and 50% by EGFII. PLM Financial Services Inc., (FSI) was the General Partner of the Partnerships owning the TIC. FSI is a wholly-owned subsidiary of PLM International, Inc.

     The aircraft was purchased in December 1988 for $15.3 million. A five-year lease with East West Travel Trade Links was signed upon the acquisition of the aircraft. In March 2000, the aircraft was sold for proceeds of $3.8 million resulting in a gain of $2.9 million. The TIC was liquidated on March 31, 2000, as the aircraft in the TIC was sold.

These accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Operations
     ----------

     The aircraft in the TIC was managed under a continuing management agreement by PLM Investment Management, Inc. (IMI), a wholly-owned subsidiary of FSI. IMI received a monthly management fee from the Partnerships for managing the aircraft (Note 2). FSI, in conjunction with its subsidiaries, sells transportation equipment to investor programs and third parties, manages pools of transportation equipment under agreements with the investor programs, and is a general partner in limited partnerships.

     Accounting  for  Leases
     -----------------------

     The aircraft under the TIC was leased under an operating lease. Under the operating lease method of accounting, the leased asset was recorded at cost and depreciated over its estimated useful life. Rental payments were recorded as revenue over the lease term in accordance with Financial Accounting Standards Board Statement No. 13 "Accounting for Leases".

     Depreciation
     ------------

     Depreciation of aircraft equipment was computed on the double declining balance method, taking a full month's depreciation in the month of acquisition, based upon an estimated useful life of 12 years. Acquisition fees of $0.7 million, which were paid to FSI, were capitalized as part of the cost of the equipment and depreciated over the life of the aircraft. Major expenditures that were expected to extend the equipment's useful life or reduce future equipment operating expenses were capitalized and amortized over the estimated remaining life of the equipment.

                                  EAST WEST 925
                              (A TENANCY-IN-COMMON)
     NOTES  TO  FINANCIAL  STATEMENTS
     MARCH  31,  2000

1.     Summary  of  Significant  Accounting  Policies  (continued)
       ----------------------------------------------

Aircraft
--------

In accordance with the Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", FSI reviewed the carrying value of the equipment under the TIC at least quarterly, and whenever circumstances indicated that the carrying value of an asset may not be recoverable in relation to expected future market conditions for the purpose of assessing recoverability of the recorded amounts. If projected undiscounted future cash flows and fair value were less than the carrying value of the equipment, a loss on revaluation would have been recorded. No reductions to the carrying value of equipment were required during the period from January 1, 2000 through March 31, 2000, (dissolution).

Repairs  and  Maintenance
-------------------------

Repair and maintenance cost to aircraft were usually the obligation of the lessee. To meet the maintenance requirements of certain aircraft airframes and engines, reserve accounts were funded monthly by the lessee based on engine hours.

Net  Income  and  Distribution  to  Owners
------------------------------------------

          The net income and distributions of the TIC were allocated to the owners based on their percentage ownership in the TIC.

     Comprehensive  Income
     ---------------------

     The TIC's net income was equal to comprehensive income for the period from January 1, 2000 through March 31, 2000 (dissolution).

2.     General  Partner  and  Transactions  with  Affiliates
       -----------------------------------------------------
Under the equipment management agreement, IMI received a monthly management fee equal to (i) a) 10% of the amount of Cash Flows from operations or b) 1/12 of % of the book value of the equipment portfolio, subject to a reduction in certain events, as described in the limited partnership agreement for PLM Equipment Growth Fund and (ii) 5% of gross revenues for PLM Equipment Growth Fund II.

FSI and its affiliates were reimbursed $4,000 by the TIC for administrative services performed on behalf of the TIC during the period from January 1, 2000 through March 31, 2000 (dissolution).

3.          Equipment
            ---------

A five-year lease with East West Airlines was signed upon the acquisition of the aircraft in 1988. No lease revenue was earned on this aircraft for the three months ended March 31, 2000.

In March 2000, the aircraft was sold for proceeds of $3.8 million, which resulted in a gain of $2.9 million.

                                  EAST WEST 925
                              (A TENANCY-IN-COMMON)
     NOTES  TO  FINANCIAL  STATEMENTS
     MARCH  31,  2000

4.     Geographic  Information
       -----------------------

The aircraft was off-lease from the period from January 1, 2000 through March 31, 2000 (dissolution). The plane was stored in Malaysia prior to its sale.

5.     Income  Taxes
       -------------

The TIC was not subject to income taxes, as any income or loss is included in the tax returns of the individual partners owning the Partnerships. Accordingly, no provision for income taxes was made in the financial statements of the TIC.

As of March 31, 2000, there were no temporary differences between the financial statements carrying value of assets and the income tax basis.

6.     Concentration  of  Risk
       -----------------------

Financial instruments, which potentially subjected the TIC to concentrations of credit risk consisted principally of lease receivables. This aircraft in the TIC was off-lease for the period from January 1, 2000 through March 31, 2000.
All the revenues earned in the three months ended March 31, 2000 were from the gain on sale of the aircraft to Aegro Capital.